CONSULTANCY AGREEMENT

This Agreement (the “Agreement”) is made and entered on the 6th day of May, 2008 (the “Effective Date”), by and between InspireMD, a company duly organized and existing under the laws of the State of Israel having a principal place of business at 3 Menorat Hamaor St., Tel Aviv, Israel (the “Company”), and Mrs. Sara Alon Paz, holder of Israeli ID no. 58460171, having an address at 32 Hatavor St., Rishon Lezion (the “Consultant”).

WHEREAS,	the Company is engaged in further research, development, manufacturing and marketing of stents and their products (the “Company’s Business”); and
WHEREAS,	the Consultant is an expert in the field of Marketing Communications (the “Field”); and
WHEREAS,
the Company wishes the Consultant to render consulting services to the Company in the Field, and the Consultant is willing to provide the Company with such professional services in the Field as an independent contractor on the terms and conditions set forth in this Agreement;

NOW THEREFORE,	in consideration of the mutual promises and covenants contained herein, the parties hereto hereby agree as follows:

1.	Preamble and Interpretation

1.1.	The preamble to this Agreement and the Exhibits from an integral part of this Agreement.

1.2.	The Company represents that it is authorized to enter into this Agreement according to its terms.

2.	Appointment and Duties

2.1.	The Company hereby appoints the Consultant and the Consultant hereby accepts said appointment as a non-exclusive consultant to the Company with effect from 15th day of May, 2008.

2.2.	The services and responsibilities of the Consultant (the “Consulting Services”) shall include:

2.2.1.	Participation in consulting meeting with the Company’s representatives and in presentation to potential investors and business partners;

2.2.2.	On going consulting with the Company’s representatives via e-mails and over the phone;

2.2.3.	Participation in meetings through telephone conferences as shall be required by the Company.

2.2.4.	Reviewing marketing material as requested by the Company.

2.2.5.	Participation in marketing initiatives, including conferences, exhibitions, seminars and training courses in Israel and abroad.

2.3.	The Consultant shall exercise his skills in rendering Consulting Services to the Company, subject to the supervision and direction of the Company’s President.

2.4.
The Consultant also warrants that no other person or entity has exculsive rights to his services in the Field and that by entry into this Agreement and performing thereunder, the Consultant is in no way violating any rights or trust relationships with any other party.

2.5.	The Consultant shall use his best efforts to provide the Company with services which will be effective and useful to the Company.

3.	Compensation

In consideration for the consulting Services rendered hereunder, the Consultant will be compensated as follows:

3.1.	Services in Israel: NIS 154 per hour.

3.2.	Services abroad: $400 per day

3.3.
The Consultant shall fill a monthly report of her marketing activities (hourly report in Israel and daily report abrod) and hand it in to the Company. Once the report is signed and approved by the President, the Company shall pay the Consultant.

4.	Nature of Relationship

The Consultant is an independent consultant and not an employee of the Company, for all purposes, including, but not limited to, employee benefit programs, income tax withholding, health or other insurance, unemployment benefits or otherwise. The Consultant is not an agent of the Company and shall not enter into any agreement or incur any obligations on the Company’s behalf, or commit the Company in any manner without the Company’s prior written consent.

5.	Term and Termination

5.1.	This Agreement shall be valid as of the Effective Date and shall terminate upon the mutual written consent of the parties hereto or pursuant to Section 5.2 (the “Consultancy Services Term”).

5.2.
Without derogating from any other right that either party may have by reason of any default by the other party, either party may terminate this Agreement, in whole or in part, without cause by submitting to the other party a written notice fourteen (14) days prior to such termination. Such terminations shall be effective in the manner, and upon the date, specified in said notice.

5.3	Termination shall not relieve the Consultant of her continuing obligations under the Agreement, including but not limited to, the requirements of Annex A hereto.

6.	Confidentiality, Development Rights and Non-Competition

6.1
The Consultant agrees that the terms of the Consultancy Services in regard to confidentiality, development rights and non-competition shall be as set forth in the Confidentiality, Development Rights and Non-Competition Undertaking attached hereto asAnnex A.

6.2
It is understood by the parties hereto that the Confidentiality, Development Rights and Non-Competition Undertaking shall be valid as of the date hereof and shall survive the termination of the Agreement.

7.	Miscellaneous

7.1
This Agreement shall be governed by, and construed in accordance with, the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of Tel Aviv, Israel with respect to any dispute or matter arising out of, or connected with, this Agreement.

7.2	The failure of the party to enforce at any time any provisions of this Agreement shall in no way be construed to be a waiver of such provision or any other provision hereof.

7.3	This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereof.

7.4
This Agreement may be executed in counterparts, and all such counterparts together shall be deemed to be the original and will constitute one and the same instrument. A facsimile signature shall be deemed as an original for all purposes.

7.5
All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party’s address as set forth in the preamble above or at such other address as the party shall have furnished to the other party in writing in accordance with this provision.

7.6
Any notice sent in accordance with this Section 7 shall be effective (i) if mailed, seven (7) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent by fax, upon transmission and electronic confirmation of receipt or, if transmitted and received on a non-business day, on the first business day following transmission and electronic confirmation of receipt. Any notice of change of address shall only be valid upon receipt.

7.7
This Agreement constitutes the entire understanding between the parities hereto. Any prior agreement, arrangements or understandings, verbally or in writing, between the Consultant and the Company, and any right generated from such is hereby void. Any change of any kind to this Agreement will be valid only if made in writing, signed by both the Consultant and the Company’s authorized member and approved by the Board.

IN WITNESS WHEREOF THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT AS OF THE DATE HEREIN ABOVE SET FORTH:

InspireMD	Consultant

/s/ Asher Holzer	/s/ Sara Paz
By: Asher Holzer	By: Sara Paz

/s/ Sam Behar
By: Sam Behar

ANNEX A

CONFIDENTIALITY, DEVELOPMENT RIGHTS AND NON-COMPETITION UNDERTAKING (the “Undertaking”)

To:
InspireMD Ltd. (the “Company”)

Further to my Consulting agreement with the Company dated 6th day of May, 2008 (the “Agreement”), I the undersigned, Sara Alon Paz, do hereby declare and undertake towards the Company as an integral part of my Agreement, the following:

All undefined capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

1.	Confidentiality

I acknowledge that in the course of the Consulting Term, I may (or may have) receive(d), learn(ed), be(en) exposed to, obtain(ed), or have (had) access to non-public information relating to the Company, its business, operations and activities, including without limitation any commercial, financial, business or technical information, inventions, developments, processes, specifications, technology, know-how and trade secrets, information regarding marketing, operations, financial, operations, plans, activities, customers, suppliers, business partners, etc. (“Confidential Information”), and hereby undertake; (a) to maintain the Confidential Information in strict confidence at all times and not to communicate, publish, reveal, describe, allow access to, divulge or otherwise disclose, expose or make available the Confidential Information in whole or in part, to any person or entity, all whether directly or indirectly, and whether in writing or otherwise; and (b) not to use the Confidential Information for any purpose other than for the performance of the Consulting Services. I recognize that the Company may receive confidential or proprietary information from third parties, subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. In connection with such duties, such information shall be deemed  Confidential Information hereunder, mutatis mutandis.

Upon the earlier of the Company’s request or the termination of the Agreement for whatever reason, I shall return to the Company any and all documents and other tangible materials containing Confidential Information, and shall erase or destroy any computer or data files in my possession containing such Confidential Information, such that no copies or samples of Confidential Information shall remain with me.

All Confidential Information made available to, received by, or generated by me shall remain the property of the Company, and no license or other rights in or to the Confidential Information is granted hereby. All files, records, documents, drawings, specifications, equipment, notebooks, notes, memoranda, diagrams, blueprints, bulletins, formula, reports, analyses, computer programs, and other data of any kind relating to the business of the Company, whether prepared by the undersigned or otherwise coming or having come into my possession, and whether or not marked or classified as Confidential Information, shall remain the exclusive property of the Company.

2.	Development Rights:

I acknowledge that all inventories, developments, improvements, mask works, trade secrets, modifications, discoveries, concepts, ideas, techniques, methods, know-how, designs and proprietary information, whether or not patentable or otherwise protectable, and all intellectual property rights associated therewith, which are or have been invented, made, developed, discovered, conceived or created, in whole or in part, by me, independently, or jointly with others, (i) related to the Field or the Company’s Business or related to the Company’s research and development which are invented, made, developed, discovered or conceived during the Consulting Term and 12 (twelve) months thereafter; (ii) within the framework of my Consulting, or as a result of my Consulting with the Company; or (iii) with the use of any Company’s equipment, supplies, facilities, or proprietary information; shall be the sole and exclusive property of the Company (all of the above: the “IP Rights”). I shall have no rights, claims or interest whatsoever in or with respect to the IP Rights. I hereby irrevocably and unconditionally assign to the Company any and all rights and interests in the IP Rights.

I undertake to take all necessary measures and to fully cooperate with the Company, during and after the Consulting Term, in order to perfect, enforce, and/or defend the IP Rights, as described above, and effectuate the Company’s title and interest therein, including without limitation as follows: (i) to promptly disclose to the Company any and all IP Rights; (ii) to keep accurate records relating to the conception and reduction to practice of all IP Rights, which records shall be the sole and exclusive property of the Company and shall be surrendered to the possession of the Company, immediately upon the creation; and (iii) to provide the Company with all information, documentation, and assistance, including the preparation or execution, as applicable, of documents, declarations, assignments, drawings and other data, all such information, documentation, and assistance to be provided at no additional expense to the Company, except for out-of-pocket expenses incurred by me at the Company’s with the Company’s prior written consent. For the removal of any doubt, I shall not be entitled to any additional compensation for fulfilling my duties hereunder.

3.	Non-Competition

I undertake that, absent the prior written consent of the Company, for the Consulting Term and for a period of 18 (eighteen) months thereafter, I will not be involved, whether directly or indirectly, in any way, in any activity which is competitive with the Company or the Company’s Operations. For purposes of this Section 3, the “Company’s Operations” shall mean the Company’s Business and/or any other field approved by the Board of Directors of the Company during the Consulting Term which the Company, during the Consulting Term, engages in, enters into, or takes active steps towards entering into (all including research and development activity). I expressly acknowledge that the business objectives and targeted operating market of the Company are world-wide, and consequently the obligations prescribed in this Section 3 shall apply on a world-wide basis, For the purpose of this Section 3, “directly or indirectly” includes doing business as an owner, an independent contractor, shareholder, director, partner, manager, agent, employee or consultant, but does not include holding up to 3% of the free market shares of any publicly traded companies.

I further undertake that for a period of 18 (eighteen) months after the Consulting Term, I will not employ, offer to employ or otherwise engage or solicit for employment any person who is or was , during the 12 (twelve) month period prior to the end of the Consulting Term, an employee or exclusive consultant, exclusive supplier or exclusive contractor of the Company, and shall not conduct, whether directly or indirectly, any activity which intervenes in the relationship between the Company and any of its employees, contractors, or consultants.

I hereby acknowledge that the provisions of the Section 3 are reasonable and necessary to legitimately protect the Company’s Confidential Information, IP Rights and property (including intellectual property and goodwill) to which I, in my position in the Company, have been and will continue to be exposed, and that my compensation under the Agreement incorporates special consideration with respect for this non-competition undertaking.

4.	General

4.1	For the purpose of this Undertaking, the term “Company” shall include the Company and any subsidiaries or parent or related companies thereof.

4.2
The undersigned understands and agrees that monetary damages would not constitute a sufficient remedy for any breach or default of the obligations contained in this Undertaking, and that the Company shall be entitled, without derogating from any other remedies, to seek injunctive or other equitable relief to remedy or forestall any such breach or default or threatened breach.

4.3
No failure or delay by the Company in exercising any remedy, right, power or privilege hereunder shall be construed as a waiver. In the event that a provision of this Undertaking shall be determined to be unenforceable, because it is deemed by a competent court to be invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the Parties shall be construed and enforces as if this Undertaking did not contain the particular provision(s) held to be unenforceable.

4.4
In the event that the extent or duration of any obligation hereunder exceeds or extends the duration allowed by law, such obligation shall be deemed to be the maximum extent or duration allowed by law.

4.5
This Undertaking, its interpretation, validity and breach shall be governed by the laws of the State of Israel, without giving effect to the principles of conflicts of law. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of Tel Aviv, Israel with respect to any dispute or matter arising out of, or connected with, this Undertaking.

4.6	I hereby agree that the Company shall be entitled to notify any other party of my obligations hereunder.

4.7	The provisions of this undertaking shall survive the termination of the Agreement.

In witness whereof, I hereby affix my name and signature, on this 6th day of May, 2008

/s/ Sara Alon Paz
________________________
Sara Alon Paz
Date: May 6th, 2008